Annex I

To the Distribution Agreement by and between

SPDR Index Shares Funds and State Street Global Advisors Funds Distributors, LLC

ETF	Trading Symbol	Listing Exchange
State Street® SPDR® Dow Jones® Global Real Estate ETF (formerly, SPDR® Dow Jones® Global Real Estate ETF)	RWO	NYSE Arca, Inc.

State Street® SPDR® Dow Jones® International Real Estate ETF (formerly, SPDR® Dow Jones® International Real Estate ETF)	RWX	NYSE Arca, Inc.

State Street® SPDR® EURO STOXX 50® ETF (formerly, SPDR® EURO STOXX 50® ETF)	FEZ	NYSE Arca, Inc.

State Street® SPDR® MSCI ACWI Climate Paris Aligned ETF (formerly, SPDR® MSCI ACWI Climate Paris Aligned ETF)	NZAC	The NASDAQ Stock Market LLC

State Street® SPDR® MSCI ACWI ex-US ETF (formerly, SPDR® MSCI ACWI ex-US ETF)	CWI	NYSE Arca, Inc.

State Street® SPDR® MSCI EAFE Fossil Fuel Reserves Free ETF (formerly, SPDR® MSCI EAFE Fossil Fuel Reserves Free ETF)	EFAX	NYSE Arca, Inc.

State Street® SPDR® MSCI EAFE StrategicFactorsSM ETF (formerly, SPDR® MSCI EAFE StrategicFactorsSM ETF)	QEFA	NYSE Arca, Inc.

State Street® SPDR® MSCI Emerging Markets Fossil Fuel Reserves Free ETF (formerly, SPDR® MSCI Emerging Markets Fossil Fuel Reserves Free ETF)	EEMX	NYSE Arca, Inc.

State Street® SPDR® MSCI Emerging Markets StrategicFactorsSM ETF (formerly, SPDR® MSCI Emerging Markets StrategicFactorsSM ETF)	QEMM	NYSE Arca, Inc.

State Street® SPDR® MSCI World StrategicFactorsSM ETF (formerly, SPDR® MSCI World StrategicFactorsSM ETF)	QWLD	NYSE Arca, Inc.

State Street® SPDR® Portfolio Developed World ex-US ETF (formerly, SPDR® Portfolio Developed World ex-US ETF)	SPDW	NYSE Arca, Inc.

State Street® SPDR® Portfolio Emerging Markets ETF (formerly, SPDR® Portfolio Emerging Markets ETF)	SPEM	NYSE Arca, Inc.

State Street® SPDR® Portfolio MSCI Global Stock Market ETF (formerly, SPDR® Portfolio MSCI Global Stock Market ETF)	SPGM	NYSE Arca, Inc.

State Street® SPDR® Portfolio Europe ETF (formerly, SPDR® Portfolio Europe ETF)	SPEU	NYSE Arca, Inc.

State Street® SPDR® S&P® China ETF (formerly, SPDR® S&P® China ETF)	GXC	NYSE Arca, Inc.

State Street® SPDR® S&P® Emerging Asia Pacific ETF (formerly, SPDR® S&P® Emerging Asia Pacific ETF)	GMF	NYSE Arca, Inc.

State Street® SPDR® S&P Emerging Markets Dividend ETF (formerly, SPDR® S&P Emerging Markets Dividend ETF)	EDIV	NYSE Arca, Inc.

State Street® SPDR® S&P Emerging Markets ex-China ETF (formerly, SPDR® S&P Emerging Markets ex-China ETF)	XCNY	The NASDAQ Stock Market LLC

State Street® SPDR® S&P® Emerging Markets Small Cap ETF (formerly, SPDR® S&P® Emerging Markets Small Cap ETF)	EWX	NYSE Arca, Inc.

State Street® SPDR® S&P® Global Dividend ETF (formerly, SPDR® S&P® Global Dividend ETF)	WDIV	NYSE Arca, Inc.

State Street® SPDR® S&P® Global Infrastructure ETF (formerly, SPDR® S&P® Global Infrastructure ETF)	GII	NYSE Arca, Inc.

State Street® SPDR® S&P® Global Natural Resources ETF (formerly, SPDR® S&P® Global Natural Resources ETF)	GNR	NYSE Arca, Inc.

State Street® SPDR® S&P® International Dividend ETF (formerly, SPDR® S&P® International Dividend ETF)	DWX	NYSE Arca, Inc.

State Street® SPDR® S&P® International Small Cap ETF (formerly, SPDR® S&P® International Small Cap ETF)	GWX	NYSE Arca, Inc.

State Street® SPDR® S&P® North American Natural Resources ETF (formerly, SPDR® S&P® North American Natural Resources ETF)	NANR	NYSE Arca, Inc.

As of January 31, 2026